                                                                Exhibit 99(a)(6)


                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                         RENAISSANCE HOTEL GROUP N.V.
                                      AT
                             $30.00 NET PER SHARE
                                      BY
                         MARRIOTT INTERNATIONAL, INC.

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   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY
       TIME, ON SATURDAY, MARCH 29, 1997, UNLESS THE OFFER IS EXTENDED.
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                                                               February 24, 1997

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase dated February 24, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together with any supplements or amendments thereto collectively constitute the "Offer") and other materials relating to the Offer by Marriott International, Inc., a Delaware corporation (the "Purchaser"), to purchase all outstanding shares of common stock, par value 0.01 Netherlands Guilders (the "Shares"), of Renaissance Hotel Group N.V., a Netherlands limited liability company (the "Company"), at $30.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

  We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender price is $30.00 per Share, net to the seller in cash, without interest.

    2. The Offer and withdrawal rights will expire at 12:01 a.m., New York City time, on Saturday, March 29, 1997 unless the Offer is extended.

    3. The Offer is being made as part of a series of transactions in accordance with the terms of an Acquisition Agreement dated as of February 17, 1997 (the "Acquisition Agreement") by and between the Company and the Purchaser.

    Pursuant to the Acquisition Agreement, if upon consummation of the Offer the Purchaser holds at least ninety-five percent (95%) of the issued and outstanding capital stock of the Company, the Purchaser may in its sole discretion take all actions necessary and proper under the Dutch Civil Code ("DCC") to commence the process leading to a Compulsory Buy-Out (the "Buy-Out") in accordance with Section 2:92a of the DCC, to acquire, at a judicially determined price, all the issued Shares not acquired by Purchaser in the Offer. The Purchaser intends to initiate the Buy-Out if upon consummation of the Offer the Purchaser holds sufficient Shares to be eligible for such procedure under the DCC.

    Also pursuant to the Acquisition Agreement, if the Purchaser acquires less than ninety-five percent (95%) of the outstanding Shares pursuant to the Offer, then the Purchaser may in its sole discretion elect, to the extent permitted by the DCC, to effectuate a statutory merger involving the Company as a disappearing entity pursuant to Section 2:308 et seq. of the DCC, in which case, to the extent permitted by the DCC, the merger consideration shall be the same as (or shall provide equivalent value to) the Offer Price.

    The Purchaser has entered into an agreement dated as of February 17, 1997 (the "Shareholder Agreement") with Diamant Hotel Investments N.V., a Netherlands Antilles corporation (the "Principal Shareholder"). Pursuant to the Shareholder Agreement, the Principal Shareholder has agreed, among other things, to tender and not withdraw its Shares in the Offer. Based upon representations made by the Principal Shareholder to the Purchaser, as of the date of the Shareholder Agreement, the Principal Shareholder held 16,368,000 Shares representing approximately 54.37% of the outstanding Shares.

    4. The Board of Managing Directors of the Company has unanimously approved the Offer, determined that the Offer is fair to and in the best interests of the shareholders of the Company, and recommends acceptance of the Offer by the shareholders of the Company.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares which constitutes at least ninety percent (90%) of the capital stock entitled to vote and then outstanding. Any or all conditions to the Offer may be waived by the Purchaser.

    6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

  The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Salomon Brothers Inc or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

  If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

                         INSTRUCTIONS WITH RESPECT TO
                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                                      OF
                         RENAISSANCE HOTEL GROUP N.V.
                                      BY
                         MARRIOTT INTERNATIONAL, INC.

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated February 24, 1997 and the related Letter of Transmittal, in connection with the offer by Marriott International, Inc., a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value 0.01 Netherlands Guilders (the "Shares"), of Renaissance Hotel Group N.V., a Netherlands limited liability company.

  This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated:_____________, 1997

                       NUMBER OF SHARES TO BE TENDERED:
                                    SHARES*

                ______________________________________________


                ______________________________________________
                                 Signature(s)


                ______________________________________________
                             Please Print Name(s)


                ______________________________________________
                           Please Print Address(es)


                ______________________________________________
                       Area Code and Telephone Number(s)


                ______________________________________________
                Tax Identification or Social Security Number(s)
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* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my (our) account will be tendered.